Exhibit 99.1

(Sterling Bancorp Logo)	(Immediate New Release Logo)

John Tietjen	Thomas Walsh
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	MWW Group
john.tietjen@sterlingbancorp.com	twalsh@mww.com
212.757.8035	201.964.2464
FOR IMMEDIATE RELEASE

Sterling Bancorp To Present At Ryan Beck & Co. Annual Financial Institutions

Investor Conference
New York, NY, November 1, 2005 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, announced today that Michael Bizenov, President of Sterling National Mortgage Company, will address the Ryan Beck & Co. Financial Institutions Investor Conference, to be held on Wednesday, November 2, 2005 at the Grand Hyatt New York in New York City.
The presentation will commence at 2:25 PM EST and focus on the mortgage banking company’s successful business development strategies. Interested parties may access the presentation and audio cast by visiting www.ryanbeck.com throughout the day of the conference. In addition, following the conference, a copy of Sterling’s slide presentation will be available on the Company’s website, www.sterlingbancorp.com.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $2.0 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey, Virginia and North Carolina and conducts business throughout the U.S.
###